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Exhibit 1.1

Patni Computer Systems Limited

6,875,000 American Depositary Shares
Representing

13,750,000 Equity Shares

(par value Rs.2 per Equity Share)

Underwriting Agreement

December [7], 2005

Goldman Sachs (Asia) L.L.C.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ABN AMRO Rothschild LLC
    As representatives ("Representatives") of the several Underwriters named in Schedule I hereto,
68/F Cheung Kong Center
2 Queen's Road Central
Hong Kong

Ladies and Gentlemen:

        Patni Computer Systems Limited (the "Company"), a public company incorporated under the laws of the Republic of India ("India"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,125,000 American Depositary Shares representing 10,250,000 equity shares, par value Rs.2 per share of the Company (the "Equity Shares") and, at the election of the Underwriters, up to 1,031,250 additional American Depositary Shares representing 2,062,500 additional Equity Shares, and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,750,000 American Depositary Shares representing 3,500,000 Equity Shares. The aggregate of 6,875,000 American Depositary Shares to be sold by the Company and the Selling Shareholders is herein called the "Firm ADSs" and the aggregate of 1,031,250 additional American Depositary Shares to be sold by the Company is herein called the "Optional ADSs". The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are hereinafter collectively called the "ADSs". The Equity Shares represented by the Firm ADSs are hereinafter called the "Firm Equity Shares". The Equity Shares represented by the Optional ADSs are hereinafter called the "Optional Equity Shares" and the Firm Equity Shares and the Optional Equity Shares are hereinafter collectively called the "Offered Equity Shares."

        The Company has caused to be prepared and delivered only to holders of the Company's Equity Shares with addresses in India notified to the Company, to such addresses, an Invitation to Participate (the "Invitation to Participate"), dated [            ], 2005, containing a description of the terms upon which the Company is sponsoring the offering of an aggregate of [    •    ] ADSs against Equity Shares (the Equity Shares underlying such ADSs being referred to as the "Secondary Equity Shares") accepted from holders of Equity Shares in India, pursuant to (i) the FEMA Notification No. 41/2001, dated March 2, 2001 issued by the Reserve Bank of India, (ii) the Notification No. 15/23/99-NRI dated July 29, 2002 issued by Government of India, Ministry of Finance, (iii) the "Operative Guidelines for Disinvestment of shares by the Indian Companies in the overseas market through issue of ADRs/GDRs' as notified by the Government of India, Ministry of Finance vide Notification No. 15/23/99-NRI dated July 29, 2002 and (iv) the Issue of Foreign Currency Convertible Bonds and Ordinary Shares (Through Depository Receipt Mechanism) Scheme, 1993, as amended (collectively the "Notifications"). By providing its shareholders with the opportunity to participate in the offering of ADSs, the Company is not purchasing or causing the purchase of the Equity Shares directly or indirectly or recommending that the holders of Equity Shares participate in the offering of ADSs. Under the terms of the Invitation to Participate and the other Indian Invitation Documents (as defined in Section 1(a)(vii) below), the Equity Shares to be sold by the Selling Shareholders hereunder are being held by the Escrow Agent (as defined in Section 1(a)(vii) below) until such time as they are required to be transferred to the Indian Domestic Custodian acting on behalf of the Depositary (each as defined in the following paragraph) against the issuance of ADSs representing such Equity Shares and to be delivered to the Underwriters under Section 4(a) hereof.

        The ADSs are to be issued pursuant to a deposit agreement (the "Deposit Agreement"), dated as of [            ], 2005, among the Company, The Bank of New York, as depositary (the "Depositary"), and holders from time to time of the American Depositary Receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. Pursuant to the Deposit Agreement, [            ] has been appointed as the domestic custodian in India (the "Indian Domestic Custodian") to hold Offered Equity Shares on behalf of the Depositary. Each ADS will initially represent the right to receive two Offered Equity Shares deposited pursuant to the Deposit Agreement.

        1.     (a)    The Company represents and warrants to each of the Underwriters as of the date hereof and as of each Time of Delivery referred to in Section 4(b) hereof, and agrees with, each of the Underwriters that:

          (i)    A registration statement on Form F-1 (File No. 333-129771) (the "Initial Registration Statement") in respect of the Offered Equity Shares and the ADSs has been filed with the U.S. Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a)(1) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Offered Equity Shares and the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(iii) hereof) is hereinafter called the "Pricing Prospectus" and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and each "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares as set forth on Schedule IIA(a) and IIA(b) is hereinafter called an "Issuer Free Writing Prospectus"; and where the context of this Agreement requires, "Prospectus" shall include "Preliminary Prospectus", "Pricing Prospectus" or "Issuer Free Writing Prospectus", as applicable);

          (ii)   No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the Registration Statement;

          (iii)  For the purposes of this Agreement, the "Applicable Time" is    :            m (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule IIA(a) hereto, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule IIA(a) or Schedule IIA(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a selling shareholder expressly for use in the preparation of the Registration Statement;

          (iv)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the Registration Statement;

          (v)   Other than as set forth in the Pricing Prospectus, neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock, long-term debt or total liabilities of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business prospects, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect");

          (vi)  A registration statement on Form F-6 (File No. 333-129788) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the "ADS Registration Statement"); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vii) Neither the Company nor any of its affiliates has distributed, nor will it distribute prior to the later of each Time of Delivery (as defined below) and the completion of the Underwriters' distribution of the ADSs, any offering material in connection with (1) the offering of ADSs or (2) the Company's sponsoring an ADS facility for its Equity Shares, including the delivery of the Invitation to Participate and all of the transactions set forth therein or contemplated thereby (the "Indian Invitation"), (A) outside India other than a Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Registration Statement or the ADS Registration Statement and (B) in India other than the Indian Invitation Documents; neither the Company nor any of its subsidiaries or affiliates has distributed, or authorized the distribution of, any documents, information or materials concerning or with respect to the Indian Invitation other than the Indian Invitation Documents;

          (viii) Prior to the execution of this Agreement,

            (A)  The Company has caused to be prepared and delivered to all holders of the Company's Equity Shares with addresses in India notified to the Company, to such addresses on a timely basis, (1) the Invitation to Participate, containing a description of the terms upon which the Company is sponsoring an ADS facility for its Equity Shares through Karvy Computershare Pvt. Ltd., the Company's registrar and transfer agent (the "R&T Agent"), with whom the Company has executed an agency agreement, dated [    ], 2001 (the "R&T Agent Agreement"), (2) a letter of transmittal, dated [            ], 2005 (the "Letter of Transmittal") which includes a power of attorney whereby each Selling Shareholder that is participating in the Indian Invitation appoints Standard Chartered Bank as its attorney-in-fact and custodian (the "Attorney-in-Fact") in connection with the Indian Invitation and the subsequent resale of its Secondary Equity Shares in the form of ADSs in the offering (the "Power of Attorney") and (3) an affiliate questionnaire directed only to affiliates of registered broker-dealers or affiliates of members of the National Association of Securities Dealers, Inc. (the "Affiliate Questionnaire"); in addition, the Company has prepared and caused to be published an advertisement relating to the Invitation to Participate and such other information as is required to comply with all laws, rules and regulations in India applicable to the Indian Invitation (the "Advertisement").

            (B)  The Company, Standard Chartered Bank and the R&T Agent have executed an escrow agreement, dated [            ], 2005 (such escrow agreement, together with the second escrow agreement to be entered into between the Escrow Agent, the Depositary and the Indian Domestic Custodian pursuant to [Section [    ]] thereof, being defined herein as the "Escrow Agreement") with [    •    ] as custodian and escrow agent (the "Escrow Agent") whereby as the Attorney-in-Fact to the Selling Shareholders the Escrow Agent will (1) enter into this Agreement and execute such further deeds or documents on behalf of each of the Selling Shareholders as may be required in connection with the Indian Invitation and the offering of ADSs, (2) hold the Secondary Equity Shares for transmission of the same to the Indian Domestic Custodian acting on behalf of the Depositary prior to the issuance of the ADSs pursuant to the terms of the Deposit Agreement, (3) receive the consideration payable to the Selling Shareholders upon the Closing of the offering and (4) distribute the consideration to the Selling Shareholders in accordance with the terms and conditions of this Agreement and the Indian Invitation Documents; and

            (C)  The Invitation to Participate, the Letter of Transmittal (together with the Power of Attorney), the Affiliate Questionnaire, the Escrow Agreement and the R&T Agent Agreement, in each case, including all exhibits or attachment to such documents, shall be referred to herein as the "Indian Invitation Documents");

          (ix)  Except as set forth in the Pricing Prospectus, the Company and its subsidiaries set forth in Schedule III hereto (each, a "Significant Subsidiary", and collectively, the "Significant Subsidiaries") have good and marketable title to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries;

          (x)   The Company has been duly incorporated and is validly existing as a corporation under the laws of India, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business that may require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

          (xi)  The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the outstanding Equity Shares have been duly and validly authorized and issued, and are fully paid and non-assessable and conform to the description of the Equity Shares contained in the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims; all of the issued Equity Shares have been duly listed and admitted for trading on the Bombay Stock Exchange Ltd. and the National Stock Exchange of India Limited (together, the "Indian Stock Exchanges") and the Company is in compliance with the listing and reporting requirements of the Indian Stock Exchanges; the holders of outstanding Equity Shares or ADSs, including without limitation the Selling Shareholders, are not entitled to preemptive or other rights to acquire the Offered Equity Shares or the ADSs, including but not limited to, any such rights under Section 81 of the Indian Companies Act, 1956, as amended (the "Indian Companies Act") or any other rights to acquire the Offered Equity Shares or the ADSs in connection with the transactions contemplated hereby, by the Indian Invitation Documents or otherwise; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Equity Shares or any other class of capital stock of the Company (except as otherwise set forth in the Pricing Prospectus under "Shares Eligible For Future Sale"); the Offered Equity Shares may be freely deposited by the Company and, in connection with completion of the transactions contemplated by the Indian Invitation, by the Selling Shareholders with the Indian Domestic Custodian on behalf of the Depositary against issuance of ADRs evidencing ADSs; any restrictions on the future deposit of Equity Shares are fully and accurately described in the Pricing Prospectus and the Prospectus; the ADSs are freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered Equity Shares or the ADSs under the laws of India and of the United States except as described in the Pricing Prospectus and the Prospectus;

          (xii) The Offered Equity Shares to be issued by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Equity Shares contained in the Pricing Prospectus and Prospectus; and such description conforms to the rights set forth in the instruments defining the same; no holder of the Offered Equity Shares or the ADSs will be subject to personal liability by reason of being such a holder; and the issuance of the Offered Equity Shares is not subject to the preemptive or other similar rights of any security holder of the Company;

          (xiii) All consents, approvals, permits, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets (hereinafter referred to as "Governmental Authorizations") required for the consummation of the transactions contemplated by the Indian Invitation Documents (including, without limitation, the pro-rata subscription mechanics set forth therein), the deposit of Offered Equity Shares, and the issuance of ADSs in respect thereof and for the execution and delivery by the Company of this Agreement and the Deposit Agreement and for the consummation of the transactions herein and therein contemplated have been obtained or made and are in full force and effect, except that (i) the Company must comply with the reporting requirements of the RBI as stipulated by paragraphs 4 and 48 of Schedule I to the FEMA (Transfer or Issue of Securities by a Person Resident Outside India) Regulations 2000, as amended, and (ii) file returns with the Registrar of Companies in Pune; and the consummation of the transactions contemplated by the Indian Invitation Documents, including without limitation the delivery of the Invitation to Participate and the publication of the Advertisement, complied, or will comply, as the case may be, with all applicable laws, rules and regulations in India;

          (xiv) All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of India be paid to the Depositary in Indian Rupees and may be converted into foreign currency that may be freely transferred out of India, and all such dividends and other distributions will not be subject to withholding or other taxes under the current laws and regulations of India and are otherwise free and clear of any other tax, withholding or deduction in India and without the necessity of obtaining any Governmental Authorization in India;

          (xv) This Agreement has been duly authorized, executed and delivered by the Company. Each Indian Invitation Document to which the Company is a party has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, and the Deposit Agreement has been duly authorized and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject in each case, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Offered Equity Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and Prospectus;

          (xvi) The issue and sale of the Offered Equity Shares and the ADSs hereunder, the deposit of the Offered Equity Shares with the Indian Domestic Custodian on behalf of the Depositary against issuance of the ADRs evidencing the ADSs, the publishing of the Advertisement, and the compliance by the Company with this Agreement, the Deposit Agreement and the Indian Invitation Documents to which it is party, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Memorandum of Association or the Articles of Association of the Company or any constitutive document of any of its Significant Subsidiaries or any current statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency is required for the issue and sale of the Offered Equity Shares or the ADSs, for the deposit of the Offered Equity Shares being deposited with the Indian Domestic Custodian on behalf of the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement, the Deposit Agreement and the Indian Invitation Documents, except (A) the registration under the Act of the Offered Equity Shares and the ADSs, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you, (C) the approval of the National Association of Securities Dealers, Inc., ("NASD") and (D) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside India and the United States in connection with the purchase and distribution of the Offered Equity Shares and the ADSs by or for the account of the Underwriters;

          (xvii) Neither the Company nor any of its Significant Subsidiaries is in violation of its constitutive documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or in violation of any current statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets;

          (xviii) Other than as set forth in the Pricing Prospectus and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in India or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit of Equity Shares by the Selling Shareholders with the Escrow Agent pursuant to the Indian Invitation Documents, (B) the deposit with the Indian Domestic Custodian on behalf of the Depositary of Offered Equity Shares by the Company and the Selling Shareholders against the issuance of ADRs evidencing ADSs, (C) the sale and delivery by the Company and the Selling Shareholders of the ADSs to or for the respective accounts of the Underwriters, (D) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof or (E) any other transaction or payment contemplated by this Agreement, the Deposit Agreement or any Indian Invitation Document, other than on the income, profits or gains of any Underwriters that are otherwise subject to income tax in India;

          (xix) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Equity Shares and ADSs;

          (xx) In connection with the offering of the ADSs, neither the Company nor any of its affiliates (as defined in Rule 405 under the Act), nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S of the Act);

          (xxi) The statements set forth in the Pricing Prospectus and the Prospectus under the captions "Description of Capital Stock" and "Description of American Depositary Receipts", insofar as they purport to constitute a summary of the terms of the Equity Shares and the ADSs, respectively, and the statements under the captions "Taxation", "Enforcement of Civil Liabilities", "Government of India Approvals", and "The Indian Invitation to Participate", "Regulatory Restrictions", "Underwriting" and "Shares Eligible for Future Sale", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fairly summarize the matters referred to therein;

          (xxii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or asset of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

          (xxiii) The Company is not and, after giving effect to the offering and sale of the ADSs and the application of proceeds thereof, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (xxiv) The Company was not at the time of filing the Initial Registration Statement, and is not, an "ineligible issuer" as defined under Rule 405 under the Act;

          (xxv) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended;

          (xxvi) Other than as set forth in the Pricing Prospectus, the Company and each of its Significant Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies (the "Governmental Licenses") that are necessary to own or lease their properties and conduct their businesses as described in the Pricing Prospectus; (A) the Company and its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (B) all of the Governmental Licenses are valid and in full force and effect; and (C) neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, with respect to (A), (B) or (C), singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

          (xxvii) KPMG, India, who has certified the financial statements of the Company and its Significant Subsidiaries included in the Pricing Prospectus or the Prospectus, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (xxviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Securities Exchange Act of 1934 (the "Exchange Act")) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

          (xxix) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

          (xxx) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Significant Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective;

          (xxxi) The Company's audit committee complies with the applicable rules and regulations of the New York Stock Exchange (the "NYSE"), and the Sarbanes Oxley Act of 2002, as amended, "the Indian Companies Act and the listing agreements of the Indian Stock Exchanges, and a majority of the directors of the Company are "independent" within the meaning of the listing agreements with the Indian Stock Exchanges;

          (xxxii) Neither the Company nor any of its Significant Subsidiaries or any officer, director, employee or agent thereof or any stockholder thereof acting on behalf of the Company or any of its Significant Subsidiaries has done any act or authorized, directed or participated in any act, in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, applicable to such entity or person;

          (xxxiii) The audited consolidated financial statements and the interim unaudited consolidated financial statements (and the notes thereto) (the "Consolidated Financial Statements") of the Company included in the Pricing Prospectus or the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and changes in financial position of the Company for the periods specified, and the Consolidated Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods presented (other than as described therein); The unaudited pro forma condensed consolidated statement of income data for the fiscal year ended December 31, 2004 properly reflects the consolidated operations of the Company as if the acquisition of Cymbal Corporation had occurred on January 1, 2004; the Company's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the events described therein; the pro forma adjustments give appropriate effect to those assumptions; and the calculations made to determine such pro forma amounts reflect the proper application of those adjustments to the Consolidated Financial Statements; the summary and selected financial data included in the Pricing Prospectus or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Consolidated Financial Statements, except as otherwise indicated in the Pricing Prospectus or the Prospectus; except for the financial statements included in the Registration Statement, no other financial statements, schedules or pro forma financial information of the Company or any of its Significant Subsidiaries are required by the Act or the rules and regulations thereunder to be included or incorporated by reference in the Pricing Prospectus or the Prospectus;

          (xxxiv) No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, hardware and software suppliers, manufacturers or contractors that could have a Material Adverse Effect;

          (xxxv) The Company and its Significant Subsidiaries own or possess, license or have the legal right to use the patents, patent licenses, licenses, trademarks, service marks, trade names, copyrights and other intellectual property rights ("Intellectual Property") reasonably necessary to conduct their business as presently conducted; the Intellectual Property used by the Company and its Significant Subsidiaries in the conduct of their businesses does not infringe on the rights of any third party, except for any such infringement which would not be reasonably expected to result in a Material Adverse Effect; and the Company and its Significant Subsidiaries have not received notice or claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, if the subject of an unfavorable decision, would be expected to result to result in a Material Adverse Effect;

          (xxxvi) The Company and its Significant Subsidiaries are insured by financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Significant Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and such insurance policies are in full force and effect and, so far as the Company is aware, there are no circumstances which would reasonably be expected to render any of such insurance policies void or voidable and there is no material insurance claim made by or against the Company, pending, threatened or outstanding and so far as the Company is aware, no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all premiums thereof have (if due) been paid; the Company has no reason to believe that it or its Significant Subsidiaries will not be able (A) to renew the existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted; neither the Company nor any of its Significant Subsidiaries has been denied any insurance coverage that it has sought or for which it has applied;

          (xxxvii) The forms of the Registration Statement, the Pricing Prospectus, the Prospectus, the ADS Registration Statement, and the Indian Invitation Documents, and the filing of the Registration Statement, the Pricing Prospectus, the Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

          (xxxviii) From the date on which the Company commenced discussions with the Representatives about their participation as underwriters in the offering and sale of the Offered Equity Shares and the ADSs, the Company has not participated, inside or outside the United States, in seminars, conferences or trade-shows, or conducted any marketing or other activity, whether in writing or orally, in a manner that violates applicable U.S. securities laws in connection with the offering and sale of the Offered Equity Shares and the ADSs; the Company confirms that all statements, whether written or oral, made by or on behalf of the Company at any such seminar, conference, trade-show, marketing or other activity were not inconsistent with the disclosure in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus; and the Company has not distributed any written materials at any such seminar, conference or trade show in the United States or to any U.S. Persons.

          (xxxix) This Agreement, the Deposit Agreement and the Indian Invitation Documents are in proper form under the laws of India, including without limitation, for the enforcement thereof against the Company pursuant to and in accordance with the laws of India; to ensure the legality, validity, enforceability and admissibility into evidence in India of this Agreement, the Deposit Agreement and the Indian Invitation Documents, it is not necessary that this Agreement, the Deposit Agreement or such Indian Invitation Documents be filed or recorded with any court or other authority in India except for the payment of applicable stamp duty in India; the Company has caused this Agreement and the Deposit Agreement to be duly stamped in accordance with the Indian Stamp Act, 1899 and the Bombay Stamp Act, 1958 and has paid to the relevant authorities the proper stamp duty chargeable thereon.

          (xl)  The Company and its Significant Subsidiaries have filed all necessary federal, central, state and foreign income and franchise tax returns (including, without limitation, those required by United States federal, state and local authorities) or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings; the Company and its Significant Subsidiaries have made adequate charges, accruals and reserves in the financial statements included in the Pricing Prospectus and Prospectus in respect of all federal, central, state and foreign income and franchise taxes (including, without limitation, those required by United States federal, state and local authorities) for all periods as to which the tax liability of the Company or its Significant Subsidiaries has not been finally determined;

          (xli) The Company has disclosed in the Pricing Prospectus and Prospectus all related party transactions as required under the Act; other than as disclosed in the Pricing Prospectus and the Prospectus, there are no material business relationships or related party transactions involving the Company or any Significant Subsidiary of the Company or any other person that have been conducted or entered into by the Company or any Significant Subsidiary thereof on terms that are less favorable to the Company or such Significant Subsidiary, as the case may be, as could be obtained on an arm's length basis from an unaffiliated third party;

          (xlii) The Company is subject to applicable civil and commercial laws with respect to its obligations under this Agreement, the Deposit Agreement, the Indian Invitation Documents and the ADSs; the execution and delivery by the Company and the performance by the Company of its obligations hereunder and thereunder constitute private and commercial acts rather than governmental or public acts and neither the Company, nor any of its Significant Subsidiaries nor any of their respective properties enjoys any right of immunity under Indian laws from legal action, suit or proceeding, judgment, execution on a judgment or attachment (whether before judgment or in aid of execution) from set-off or counterclaim, from the jurisdiction of any Indian court, from service of process or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement and the Indian Invitation Documents; and, to the extent that the Company's (or any of its Significant Subsidiaries') properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or has agreed to waive such right to the extent permitted by law.

          (xliii) The Company has made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since December 31, 2004, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company, nor is any such credit or loan currently outstanding; or (ii) except as disclosed to you, made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2004; and

          (xliv) There is no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, as currently applicable to them.

        (b)   Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i)    Such Selling Shareholder has timely received the Invitation to Participate and upon the terms and conditions set forth and described therein has duly executed and delivered the Letter of Transmittal and the Power of Attorney contained therein pursuant to which such Selling Shareholder has appointed the Attorney-in-Fact as its attorney-in-fact with respect to the Company's invitation to participate in the offering of ADSs and to whom such Selling Shareholder has irrevocably granted the authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to agree on behalf of the Selling Shareholders the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Equity Shares to be sold by such Selling Shareholder to the Indian Domestic Custodian and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Indian Invitation; and each of the Letter of Transmittal and Power of Attorney to which such Selling Shareholder is a party has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid, irrevocable and legally binding agreement of such Selling Shareholder, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (ii)   This Agreement has been duly authorized, executed and delivered by such Selling Shareholder, acting through its Attorney-in-Fact, and constitutes a valid and legally binding agreement of such Selling Shareholder, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (iii)  Each Indian Invitation Document to which such Selling Shareholder is a party has been duly authorized, executed and delivered by such Selling Shareholder, and constitutes a valid and legally binding agreement of such Selling Shareholder, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (iv)  No consent, approval, permit, authorization, order of, or clearance by, or registration, qualification or filing with any Governmental Agency is required to be obtained by such Selling Shareholder for the consummation by such Selling Shareholder of the transactions contemplated by the Indian Invitation Documents (including, without limitation, the pro-rata subscription mechanics set forth therein), the Prospectus and this Agreement, or the issuance and sale of ADRs evidencing the ADSs representing the Secondary Equity Shares of such Selling Shareholder at each Time of Delivery (as defined in Section 4 hereof) or the execution and delivery of the Indian Invitation Documents, the Deposit Agreement or` this Agreement by such Selling Shareholder, except such consents, approvals, permits, authorizations orders, clearances, registrations, qualifications or filings, as have been obtained or made and are in full force and effect under the Act, and except that (i) the Company must comply with the reporting requirements of the RBI as stipulated by paragraphs 4 and 48 of Schedule I to the FEMA (Transfer or Issue of Securities by a Person Resident Outside India) Regulations 2000, as amended, and (ii) file returns with the Registrar of Companies in Pune; and such Selling Shareholder has full right, power and authority to enter into and perform its obligations under each of the Indian Invitation Documents and this Agreement and to transfer and deliver the Secondary Equity Shares to the Indian Domestic Custodian acting on behalf of the Depositary for deposit against issuance of the ADRs evidencing the ADSs to be sold by such Selling Shareholder hereunder;

          (v)   The sale of the ADSs to be sold by such Selling Shareholder hereunder, the deposit of the Secondary Equity Shares with the Indian Domestic Custodian acting on behalf of the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Time of Delivery, the publishing of the Advertisement, the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Indian Invitation Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of any statute, law, order, rule or regulation of any Governmental Agency applicable to such Selling Shareholder or the property of such Selling Shareholder;

          (vi)  Such Selling Shareholder has, and immediately prior to each Time of Delivery such Selling Shareholder will have, good and valid title to the Secondary Equity Shares to be deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims of any sort whatsoever, other than as may be imposed by the Escrow Agreement;

          (vii) The ADSs delivered at each Time of Delivery by such Selling Shareholder will be freely transferable by such Selling Shareholder to or for the account of the several Underwriters and (to the extent described in the Pricing Prospectus and Prospectus) the purchasers thereof; and there are no restrictions on subsequent transfers of the Secondary Equity Shares underlying such ADSs or such ADSs under the laws of India and of the United States except as described in the Pricing Prospectus and Prospectus under the captions "Description of Capital Stock", "Description of American Depositary Receipts" or "Restrictions of Foreign Ownership of Indian Securities";

          (viii) Such Selling Shareholder has not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Secondary Equity Shares or ADSs;

          (ix)  To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus, Pricing Prospectus and the Registration Statement did, and the Prospectus, and any further amendments or supplements to the Registration Statement, Pricing Prospectus and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will, with respect to such statements or omissions, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (x)   In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at each Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (xi)  Other than as set forth in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are or will be, with respect to the sale of the Secondary Equity Shares or ADSs by the Selling Shareholders, payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the Government of India or any political subdivision or taxing authority thereof or therein in connection with the transactions or payments contemplated by this Agreement, the Deposit Agreement or any Indian Invitation Documents; provided that no representation is made hereby with respect to any commission received or other payment made to the Underwriters pursuant to Section 2 of this Agreement;

          (xii) All expenses and other amounts that may be payable by such Selling Shareholder under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by India or any authority thereof or therein except as described in the Pricing Prospectus and the Indian Invitation Documents;

          (xiii) The Indian Invitation Documents to which the Selling Shareholder is a party are in proper legal form under the laws of India for the enforcement thereof against such Selling Shareholder pursuant to and in accordance with the laws of India; the consummation of the transactions by such Selling Shareholders contemplated by the Indian Invitation Documents complied, or will comply, as the case may be, with all applicable laws, rules and regulations in India; to ensure the legality, validity, enforceability and admissibility into evidence in India thereof, it is not necessary that any Indian Invitation Document to which the Selling Shareholder is a party be filed or recorded with any court or other authority in India or that any stamp or similar tax be paid in India or in respect of this Agreement and the Indian Invitation Documents to which the Selling Shareholder is a party, except that this Agreement and the Indian Invitation Documents to which the Selling Shareholder is a party will only be admissible in evidence in India for purposes of enforcement if they are duly stamped in accordance with the Indian Stamp Act, 1899 and the Bombay Stamp Act, 1958; and

          (xiv) Secondary Equity Shares in dematerialized book-entry form representing all of the shares to be deposited with the Indian Domestic Custodian acting on behalf of the Depositary with the related ADSs to be sold by such Selling Shareholder hereunder have been placed in the custody of the Escrow Agent; the arrangements for custody and delivery of such Secondary Equity Shares made by such Selling Shareholder hereunder and under the Escrow Agreement are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by death or incapacity of such Selling Shareholder or the occurrence of any other event; and in the event of any such death, incapacity or other event, Secondary Equity Shares will be delivered by the Escrow Agent to the Indian Domestic Custodian acting on behalf of the Depositary in accordance with the terms and conditions of this Agreement and the Escrow Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Indian Domestic Custodian shall have received notice of such death, incapacity or other event.

        2.     Subject to the terms and conditions herein set forth and on the basis of the representations and warranties herein contained, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders at a purchase price per ADS of $[            ], the number of Firm ADSs (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm ADSs to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all of the Underwriters from the Company and all the Selling Shareholders and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

        The Company hereby grants to the Underwriters the right to purchase at their election up to 1,031,250 Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3.     Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

        4.     (a)    The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman Sachs (Asia) L.L.C. or its affiliate may request upon at least forty-eight hours' notice to the Company and the Selling Shareholders prior to a Time of Delivery (as defined below) (the "Notification Time"), shall be delivered by or on behalf of the Company and the Selling Shareholders to Goldman Sachs (Asia) L.L.C. or its affiliate, through the facilities of the Depositary or The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price subject to the deduction as set our in Paragraph 7 of page 22 of this agreement therefor by wire transfer of Federal (same-day) funds to the account specified by the Company or Selling Shareholders, to Goldman Sachs (Asia) L.L.C. or its affiliate at least forty-eight hours in advance. The Company will cause the certificates representing the ADSs to be made available for checking at least twenty-four hours prior to each Time of Delivery (as defined below) with respect thereto at the office of Goldman Sachs (Asia) L.L.C, 68/F Cheung Kong Center 2 Queen's Road Central Hong Kong

        (b)   The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [December 13], 2005 or such other time and date as Goldman Sachs (Asia) L.L.C. or its affiliate and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by Goldman Sachs (Asia) L.L.C. or its affiliate in the written notice given by Goldman Sachs (Asia) L.L.C. of the Underwriters' election to purchase such Optional ADSs, or such other time and date as Goldman Sachs (Asia) L.L.C. and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the "First Time of Delivery", such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (c)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8(q) hereof, will be delivered at the offices of [            ]: (the "Closing Location"), and the ADSs will be delivered as specified in Section (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at [            ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.     (a)    The Company agrees with each of the Underwriters:

            (1)   To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you and the other Underwriters copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (2)   Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (3)   Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters, without charge, with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. For the purposes of this Section, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close;

            (4)   To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Significant Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

            (5)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"), not to, and not to announce its intention to, directly or indirectly, issue, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any of its affiliates), directly or indirectly, except as provided hereunder any Equity Shares of the Company including but not limited to any options or warrants to purchase any Equity Shares of the Company, or any securities convertible into or exchangeable for, or that represent the right to receive, Equity Shares (other than (i) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or (ii) in connection with business acquisitions by the Company where the Equity Shares so issued are transferred in exchange for shares of the company being acquired, provided that with respect to this subparagraph (ii) the recipient(s) of such Equity Shares shall agree to the restrictions set forth in this paragraph for the remainder of such 180-day period), or, except as contemplated herein, file or cause to be declared effective a registration statement under the Act relating to any Equity Shares of the Company, or any security convertible into, exchangeable for or that represents the right to receive Equity Shares of the Company, without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results, or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives and the other Underwriters and each executive officer, director and shareholder of the Company subject to the Lock-Up Period pursuant to the lock-up letters described in Section 8(s) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

            (6)   To furnish to the Depositary for mailing to all holders of record of ADRs as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated Significant Subsidiaries certified by independent public accountants and prepared in conformity with U.S. GAAP) and, as soon as practicable after the end of each of the first three quarters of each fiscal year prepared in accordance with U.S. GAAP (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to the Depositary for mailing to all holders of record of ADRs, the consolidated summary financial information of the Company and its Significant Subsidiaries for such quarter in reasonable detail;

            (7)   Subject to compliance with applicable Indian laws and regulations; during a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Significant Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

            (8)   To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption "Use of Proceeds";

            (9)   Prior to each Time of Delivery, to deposit the Offered Equity Shares with the Indian Domestic Custodian acting on behalf of the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Offered Equity Shares and delivered to the Underwriters at such Time of Delivery;

            (10) Not to (and to cause its Significant Subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered Equity Shares and the ADSs;

            (11) To use its best efforts to list, subject to notice of issuance, the ADSs on the NYSE;

            (12) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

            (13) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

            (14) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Equity Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

            (15) To list the Offered Equity Shares underlying the ADSs on the Indian Stock Exchanges within a period of 45 days from the date of each Time of Delivery.

            (16) Not to claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the offering or the process leading thereto.

        (b)   Each of the Selling Shareholders severally and not jointly agrees with each of the Underwriters:

            (1)   Not to (and to cause his, her or its affiliates, if any, not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Equity Shares or the ADSs;

            (2)   To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, payable in India, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the ADSs to be sold by such Selling Shareholder and the execution and delivery of this Agreement, the Deposit Agreement and the Indian Invitation Documents; provided, however, that such Selling Shareholder shall not be responsible for any such taxes, duties, fees, levies or charges that arise as a result of the distribution of the ADSs by the Underwriters in a manner other than that as is customary in such transactions or that relate to the ADSs to be sold by the other Selling Shareholders;

            (3)   Prior to each Time of Delivery, to cause to be deposited with the Indian Domestic Custodian on such Selling Shareholder's behalf pursuant to the Escrow Agreement and the Indian Invitation Documents the Secondary Equity Shares to be sold by such Selling Shareholder and to comply with the Deposit Agreement so that ADRs evidencing ADSs to be sold by such Selling Shareholder will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Secondary Equity Shares and delivered to the Underwriters at such Time of Delivery; and

            (4)   To comply with the terms and conditions of each of the Indian Invitation Documents and not to modify, amend, change or alter any term, obligation or condition contained or set forth in any such document without the prior written consent of the Representatives.

        6.     (a)    The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Equity Shares or the ADSs that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Equity Shares or the ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company, the Representatives or the Underwriters, as the case may be, is listed on Schedule IIA(a) or Schedule IIA(b) hereto;

        (b)   The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

        (c)   The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

        7.     The Company and each of the Selling Shareholders covenants and agrees with one another and the several Underwriters that (a) the Company and such Selling Shareholder will pay or cause to be paid a pro rata share (based on the number of Equity Shares to be sold by the Company and such Selling Shareholder hereunder) of the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Offered Equity Shares and the ADSs under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Deposit Agreement and the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (iii) all expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(a)(2) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Offered Equity Shares and ADSs on the NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the ADSs; (vi) all expenses and taxes arising as a result of the deposit by the Company and the Selling Shareholders of the Offered Equity Shares with the Indian Domestic Custodian acting on behalf of the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary, of the sale and delivery of the ADSs by the Underwriters, including, in any such case, any Indian income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS pursuant to this Agreement; (vii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters, in connection with the initial purchase of ADSs and the Offered Equity Shares); (viii) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof); (ix) the cost of preparing stock certificates and ADRs; (x) the cost and charges of any transfer agent or registrar; (xi) the fees and expenses incurred in connection with admitting the ADSs for clearance and settlement on the facilities of the DTC; (xii) the cost of printing or producing any non-U.S. legal investment memorandum in connection with the offer and sale of the ADSs under foreign (non-U.S. federal or state) securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under such foreign securities laws; and (xiii) reasonable out-of-pocket costs and expenses incidental to the performance of its obligations hereunder; and (b) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder (ii) such Selling Shareholders' pro rata share of the fees and expenses of the Attorneys-in-fact and the Indian Domestic Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Equity Shares to be sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their stock transfer taxes (other than any imposed by India or any political subdivision or taxing authority thereof or therein) on resale of any of the ADSs by them, and any advertising expenses connected with any offers they may make.

        8.     The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(1) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)   Jones Day, U.S. counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)   P&A Law Offices, Indian counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (d)   Hogan & Hartson LLP, U.S. counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

          (e)   Gagrat & Co. and Nishith Desai Associates, Indian counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

          (f)    Arun Kanakal, Company Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

          (g)   Counsel for the Depositary shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i)    The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (ii)   The ADRs issued under and in accordance with the provisions of the Deposit Agreement to evidence ADSs will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, assuming that (A) the Offered Equity Shares represented by the ADSs which are in turn evidenced by the Master ADR have been duly authorized and validly issued and are fully paid and nonassessable and that any preemptive rights with respect to the Offered Equity Shares have been validly waived or exercised and (B) such Offered Equity Shares have been duly deposited with the Indian Domestic Custodian acting on behalf of The Bank of New York as Custodian, in each case under and in accordance with all applicable laws and regulations;

          (h)   Paul Weiss, counsel for General Atlantic Mauritius Limited, shall have furnished to you their written opinion with respect to General Atlantic Mauritius Limited (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

          (i)    On the date of the Prospectus of a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG, India shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

          (j)    (1)   Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (2) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the share capital or total liabilities of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (1) or (2), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (k)   On or after the Applicable Time (1) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (2) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

          (l)    On or after the Applicable Time there shall not have occurred any of the following: (1) a suspension or material limitation in trading in securities generally on the NYSE, the Nasdaq National Market, the London Stock Exchange and/or the Indian Stock Exchanges; (2) a suspension or material limitation in trading in the Company's securities on either of the Indian Stock Exchanges; (3) a general moratorium on commercial banking activities in New York, London or India declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, United Kingdom or India; (4) a change or development involving a change or a prospective change in Indian taxation affecting the Company, the Offered Equity Shares or the ADSs or the transfer thereof; (5) the outbreak or escalation of hostilities involving the United States, United Kingdom or India or the declaration by the United States, United Kingdom or India of a national emergency or war; or (6) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, United Kingdom, India or elsewhere if the effect of any such event specified in clause (5) or (6) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (m)  As of the date hereof, the Escrow Agent is holding more than [[    •    ]] Equity Shares of the Company, and neither the Company, the R&T Agent nor the Escrow Agent shall have received any notice by any Selling Shareholder seeking to withdraw the Offered Equity Shares submitted by them, and no such withdrawals have taken place;

          (n)   The ADSs to be sold by the Company and the Selling Shareholders at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE;

          (o)   The Depositary shall have furnished or caused to be furnished to you at such Time of Delivery certificates satisfactory to you evidencing the deposit with the Indian Domestic Custodian acting on behalf of the Depositary of the Offered Equity Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholders at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

          (p)   The Company shall have complied with the provisions of Section 5(a)(3) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (q)   The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (j) of this Section, and as to such other matters as you may reasonably request;

          (r)   The R&T Agent and the Escrow Agent shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the R&T Agent and the Escrow Agent, respectively, as to the performance by the R&T Agent and the Escrow Agent of all of their respective obligations under the Indian Invitation Documents to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request;

          (s)   The lock-up agreements executed by the Company's shareholders identified in Schedule IV hereto shall be in full force and effect;

          (t)    (i)    The requisite Indian Invitation Documents shall have been executed by each of the Selling Shareholders, the Escrow Agent and the R&T Agent and shall be in full force and effect; (ii) neither the Company, the Selling Shareholders, the Escrow Agent, the R&T Agent, nor any other party shall have changed, modified, altered or otherwise amended the terms and conditions set forth in the Indian Invitation Documents without the written consent of the Representatives and (iii) the Secondary Equity Shares in dematerialized book-entry form representing all of the shares to be represented by ADSs to be sold at such Time of Delivery by each Selling Shareholder shall have been placed in custody under the Escrow Agreement, duly executed and delivered by the appropriate Selling Shareholder to the Escrow Agent, at or prior to the business day immediately preceding the date of such Time of Delivery;

          (u)   The Company, the Escrow Agent and the R&T Agent, as the case may be, shall have furnished the Representatives upon any request made by them copies of each Indian Invitation Document, including any Letter of Transmittal or summary or tally of Equity Shares delivered to the Escrow Agent or the R&T Agent by any Selling Shareholder, for review by the Representatives at any time or times (which may be daily, if requested by the Representatives) prior to any Time of Delivery; and

          (v)   The Company has caused this Agreement, the Escrow Agreement, the R&T Agent Agreement, the Letters of Transmittal and the Deposit Agreement and any documents or instruments contemplated or deliverable hereunder or thereunder to be duly stamped (as applicable) and has paid to the relevant authorities the applicable stamp duty chargeable thereon (if any).

        9.     (a)    The Company shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the ADR Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the ADR Registration Statement or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

        (b)   Each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or other United States federal or state statutory law or regulation, or Indian common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based in whole or in part upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the ADR Registration Statement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or (ii) arise out of or are based in whole or in part upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) arise out of are based in whole or in part upon any inaccuracy in the representations and warranties of such Selling Shareholders contained herein; or (iv) arise out of are based in whole or in part upon any failure of such Selling Shareholders to perform their obligations hereunder or under law, but with respect to (i) and (ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the ADR Registration Statement, the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information based on or provided by or on behalf of such Selling Shareholder in Section 1(b) of this Agreement or in the Letter of Transmittal; provided, the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or their agent expressly for use therein, provided further that the aggregate amount of indemnification reimbursement payable by any Selling Shareholder pursuant to this Agreement shall is no case exceed the gross proceeds to such Selling Shareholder from the sale of Secondary Equity Shares hereunder.

        (c)   Each Underwriter shall indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company and such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (d)   Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (e)   If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the ADSs purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (f)    The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, each broker-dealer affiliate of any Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 of the Act, and to each of their respective directors, officers, employees and agents; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to any Selling Shareholder and to each person, if any, controlling any Selling Shareholder, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

        10.   (a)    If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such ADSs, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such ADSs, you or the Company and the Selling Shareholders, as applicable, shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

        (b)   If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you, the Selling Shareholders and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c)   If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you, the Selling Shareholders and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        11.   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or their respective directors, officers, employees or agents, or the Company or any Selling Shareholders, or any officer or director or controlling person of the Company or any controlling person of any Selling Shareholders, and shall survive delivery of and payment for the ADSs.

        12.   If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any ADSs are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, shall then be under no further liability to any Underwriter in respect of the ADSs not so delivered except as provided in Sections 7 and 9 hereof.

        13.   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs (Asia) L.L.C. on behalf of you as the representatives; and in all dealings with any Selling Shareholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by the Escrow Agent, as Attorney-in-Fact for such Selling Shareholder.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, or facsimile transmission to you as the representatives in care of Goldman Sachs (Asia) L.L.C., Attention: Registration Department; if to any Selling Shareholder shall be delivered or sent by mail, or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request; provided, however, that notices under subsection 5(a)(5) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the representatives at 68/F Cheung Kong Center 2 Queen's Road Central Hong Kong, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        14.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, each person, if any, who controls any Underwriter within the meaning of the Act, each affiliate of any Underwriter within the meaning of Rule 405 of the Act and to each of their respective directors, officers, employees and agents, the officers and directors of the Company and each person who controls the Company, the Selling Shareholders and any person who controls the Selling Shareholders, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        15.   Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and each Selling Shareholder has appointed, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and each Selling Shareholder represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and the Company and each Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and any Selling Shareholders shall be deemed, in every respect, effective service of process upon the Company and any Selling Shareholder, as the case may be.

        16.   In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and the Selling Shareholders will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

        17.   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        18.   The Company acknowledges and agrees that (i) the purchase and sale of the Equity Shares and the ADSs pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

        19.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        20.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        21.   Notwithstanding anything herein to the contrary, the Company (and the Company's employees, representatives, and other agents) and each Selling Shareholders are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or such Selling Shareholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with applicable securities laws. For this purpose, "tax treatment" means U.S. federal and state income tax treatment, and "tax structure" is limited to any facts that may be relevant to that treatment.

        22.   This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, oral and written, with respect to the matters set forth herein. The Company, each of the Selling Shareholders, and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with your understanding, please sign and return to us one original or counterpart hereof for each of the Company, the Selling Shareholders and the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, each of the Selling Shareholders and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

        Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,
Patni Computer Systems Limited
By:
Name:
Title:
The Selling Shareholders
By:
Name:
Title: as Attorney-in-Fact for each of the Selling Shareholders listed in the attached Schedule II
Accepted as of the date hereof: Goldman Sachs (Asia) L.L.C.
By: (Goldman Sachs (Asia) L.L.C.)
Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:
Name:
Title:
ABN AMRO Rothschild LLC
By:
Name:
Title:
On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ABN AMRO Rothschild LLC
Jefferies & Company, Inc.
Macquarie Bank Limited

Total

SCHEDULE II

Selling Shareholders

SCHEDULE IIA

(a)
Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

(b)
Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

        Need to include Road Show materials

(c)
Additional Documents Incorporated by Reference:

SCHEDULE III

List of Significant Subsidiaries

(d)   Patni Computer Systems, Inc.

(e)   Patni Computer Systems (UK) Limited

(f)    Patni Telecom Solutions Inc.

SCHEDULE IV

List of Executive Officers, Directors and Shareholders providing Lock-up Letter

Annex I

FORM OF COMFORT LETTER

[On letterhead of KPMG]

        [date1]

1
To be dated the date of the underwriting agreement and on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of the underwriting agreement with a bring down at closing (and an option closing, if any).

Patni Computer Systems Limited
Akruti, MIDC Cross Road No.21
Andheri (E), Mumbai 400 093
India

Goldman Sachs (Asia) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ABN AMRO Rothschild LLC
    As representatives of the several Underwriters
        named in the Registration Statement as defined below

c/o Goldman Sachs (Asia) LLC
68/F Cheung Kong Center
2 Queen's Road Central
Hong Kong

Dear Sirs:

We have audited the consolidated balance sheets of Patni Computer Systems Limited and its subsidiaries (collectively referred to as the "Company") as of December 31, 2004, 2003 and 2002 and the related consolidated statements of income, shareholders' equity and other comprehensive income, and cash flows for each of the three years in the period ended December 31, 2004 and the related financial statement schedules, all included in the registration statement (No.333-            ) on Form F-1 filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") under the provisions of the U.S. Securities Act of 1933, as amended (the "Act") with respect to the registration of [            ] equity shares, par value Rs.2 per equity share, of the Company; our report with respect thereto is also included in that registration statement The registration statement, as amended on [June             , 2005], is herein referred to as the "Registration Statement".

In connection with the Registration Statement:

1.
We are independent public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC.

2.
In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3.
We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2004; although we have conducted an audit for the year ended December 31, 2004, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2004, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of March 31, 2005, and the unaudited consolidated statements of income, changes in shareholders' equity, and cash flows for the three-month periods ended March 31, 2005 and 2004, included in the Registration Statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2004.

4.
For purposes of this letter we have read the 2005 minutes of meetings of the shareholders, the board of directors and committees thereof of the Company and its subsidiaries as set forth in the minute books at [cut-off date2], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to [cut-off date], as follows (our work did not extend to the period from [a date which is one day after the cut-off date] to [the date of the comfort letter], inclusive):

2
A date that is within three days prior to the date of the comfort letter.

(a)
With respect to the three-month periods ended March 31, 2005 and 2004, we have:

(i)
Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No.100, Interim Financial Information, on the unaudited consolidated balance sheet as of March 31, 2005, and the unaudited consolidated statements of income, shareholders' equity and other comprehensive income, and cash flows for the three-month periods ended March 31, 2005 and 2004; our report with respect thereto is included in the Registration Statement.

(ii)
Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in 4(a)(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

(b)
With respect to the period from April 1, 2005 to May 31, 2005, we have:

    [Note: Comfort letter assumes pricing in June]

    (i)
    Read the unaudited consolidated financial statements of the Company for April and May of both 2005 and 2004 furnished us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to May 31, 2005, were available.

    (ii)
    Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in 4(b)(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.

  The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5.
Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(a)
(i)    Any material modifications should be made to the unaudited consolidated financial statements described in 4(a)(i), included in the Registration Statement, for them to be in conformity with generally accepted accounting principles in the United States of America.

    (ii)    The unaudited consolidated financial statements described in 4(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

  (b)
  (i)    At May 31, 2005, there was any change in the share capital, increase in total current liabilities, total debt or total liabilities, or decrease in consolidated total current assets, total assets or total shareholders' equity of the Company [Note: Underwriters to confirm line-items] of the consolidated companies as compared with amounts shown in the March 31, 2005 unaudited consolidated balance sheet included in the Registration Statement; or

    (ii)    for the period from April 1, 2005 to May 31, 2005, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated revenues, gross profit, operating income, income before income taxes, net income or basic and diluted earnings per share, [Note: Underwriters to confirm line-items] except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur.

6.
As mentioned in 4(b)(i), Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to May 31, 2005, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after May 31, 2005, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at [cut-off date], there was any change in share capital, increase in total current liabilities, total debt or total liabilities,, or decrease in consolidated total current assets, total assets or total shareholders' equity of the Company as compared with amounts shown on the March 31, 2005 unaudited consolidated balance sheet included in the Registration Statement or (b) for the period from June 1, 2005, to [cut-off date], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, gross profit, operating income, income before income taxes, net income or basic and diluted earnings per share.

  On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

7.
For purposes of this letter, we have also read the items marked on the attached selected pages of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the lettered notes explained below. All capitalized terms used hereafter, not defined herein, have the meanings ascribed to them in the Registration Statement.

  [KPMG to provide comfort on circled pages of the Registration Statement and indicate procedure performed next to the ties and ticks]

  In the performance of the above procedures, certain amounts for comparison and computation purposes have been rounded to conform with the presentation in the Registration Statement. Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those described on the attached selected pages of the Registration Statement and, accordingly, we express no opinion thereon.

8.
It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures described in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages marked on the attached selected pages of the Registration Statement. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or whether any material facts have been omitted.

9.
This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,

Annex I (a)

[KPMG, India Comfort Letter on Effective Date]

Annex I (b)

[KPMG, India Comfort Letter on Effective Date for any post-effective Amendment]

Annex II (a)

[Form of Hogan & Hartson LLP Opinion]

Annex II (b)

[Form of Gagrat & Co. and Nishith Desai Associates Opinion]

Annex II (c)

[Form of Paul Weiss Opinion]

QuickLinks

  Exhibit 1.1
Patni Computer Systems Limited 6,875,000 American Depositary Shares Representing 13,750,000 Equity Shares (par value Rs.2 per Equity Share)
SCHEDULE I
SCHEDULE II Selling Shareholders
SCHEDULE IIA
SCHEDULE III List of Significant Subsidiaries
SCHEDULE IV List of Executive Officers, Directors and Shareholders providing Lock-up Letter
Annex I FORM OF COMFORT LETTER
Annex I (a) [KPMG, India Comfort Letter on Effective Date]
Annex I (b) [KPMG, India Comfort Letter on Effective Date for any post-effective Amendment]
Annex II (a) [Form of Hogan & Hartson LLP Opinion]
Annex II (b) [Form of Gagrat & Co. and Nishith Desai Associates Opinion]
Annex II (c) [Form of Paul Weiss Opinion]